Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333- ) on Form S-1 of Super League Gaming, Inc. of our report dated September 14, 2018 relating to the financial statements of Super League Gaming, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts”.

/s/ SQUAR MILNER LLP
Irvine, California
January 4, 2019